UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

POINT BLANK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida		33069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2009, Protective Apparel Corporation of America, Point Blank Body Armor, Inc. and Life Wear Technologies, Inc. (collectively, the “Borrowers”), each a subsidiary of Point Blank Solutions, Inc. (the “Company”), and the Company entered into a Sixteenth Amendment (the “Sixteenth Amendment”) to that certain Amended and Restated Loan and Security Agreement, dated as of April 3, 2007 (the “Loan Agreement”), by and among the Borrowers, as borrowers, the Company, as guarantor, and Bank of America, N.A. (as successor by merger to LaSalle Business Credit, LLC) (“Bank of America”), as administrative agent and collateral agent for itself and all other lenders party to the Loan Agreement.  The Loan Agreement provides the Borrowers with financing through a revolving credit line (the “Revolving Loan”) and a term loan (the “Term Loan”).

Pursuant to the Sixteenth Amendment, Bank of America agreed to, among other things, (i) permit the Borrowers to resume borrowing under the Revolving Loan, which now provides for maximum borrowings of $15 million through January 29, 2010, $10 million from January 30, 2010 to February 11, 2010, and $5 million from February 12, 2010 to April 3, 2010, its maturity date, and (ii) increase borrowings under the Term Loan from $6 million to $10 million and extend its maturity date to April 3, 2010.  The Sixteenth Amendment also, among other things, (i) restated the Borrowers’ financial covenants under the Loan Agreement (which include maximum capital expenditure, minimum EBITDA, minimum net worth and minimum availability requirements), and (ii) increased the interest rate on the Revolving Loan and the Term Loan to the base rate plus 4.00%.  In connection with the Sixteenth Amendment, the Borrowers paid Bank of America an amendment fee of $200,000, and will be obligated to pay Bank of America an additional $150,000 fee if certain conditions are not met by the Borrowers and the Loan Agreement is not terminated prior to January 31, 2010.

The Term Loan remains supported by a third party guarantee (the “Guarantee”).  In connection with the Guarantee, the Borrowers and the Company executed a subordinated note (the “Subordinated Note”) for the benefit of the guarantor in the amount of the lesser of (i) $10 million, or (ii) such amount as may be advanced by the guarantor to Bank of America on behalf of the Borrowers and the Company to satisfy their obligations under the Term Loan.  The Subordinated Note grants to the guarantor a junior subordinated security interest in specified assets of the Borrowers and the Company for the purpose of securing the payment and performance of the Subordinated Note.

The foregoing descriptions of the Sixteenth Amendment and the Subordinated Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Sixteenth Amendment and the Subordinated Note, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Sixteenth Amendment and Subordinated Note is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Sixteenth Amendment to Loan and Security Agreement, dated October 29, 2009, by and among Protective Apparel Corporation of America, Point Blank Body Armor, Inc., Life Wear Technologies, Inc., Point Blank Solutions, Inc. and Bank of America, N.A.

10.2	Subordinated Note, dated October 29, 2009, made by Protective Apparel Corporation of America, Point Blank Body Armor, Inc., Life Wear Technologies, Inc. and Point Blank Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: October 30, 2009	By:	/s/ Michelle Doery
	Name:	Michelle Doery
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Sixteenth Amendment to Loan and Security Agreement, dated October 29, 2009, by and among Protective Apparel Corporation of America, Point Blank Body Armor, Inc., Life Wear Technologies, Inc., Point Blank Solutions, Inc. and Bank of America, N.A.

10.2	Subordinated Note, dated October 29, 2009, made by Protective Apparel Corporation of America, Point Blank Body Armor, Inc., Life Wear Technologies, Inc. and Point Blank Solutions, Inc.